UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2026
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AlTi Global, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Vanderbilt Avenue, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(212) 396-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer

On June 23, 2026, Michael Harrington notified AlTi Global, Inc. (the “Company”) of his decision to retire from his position as Chief Financial Officer and principal financial officer of the Company, effective July 1, 2026. Mr. Harrington’s retirement follows discussions with the Company over the past several months regarding his planned transition and the Company’s succession planning for the role. In connection with Mr. Harrington’s transition and retirement, the Company and Mr. Harrington will enter into a retirement agreement.

In connection with his departure, effective July 1, 2026, Mr. Harrington resigned from all officer and similar capacities with the Company and its subsidiaries.

Appointment of Chief Financial Officer

On June 24, 2026, the Board appointed Patrick Keenan as the Company’s Chief Financial Officer, effective July 1, 2026. In connection with Mr. Keenan’s appointment, the Company entered into a letter agreement with Mr. Keenan on June 24, 2026, setting forth the terms of his compensation (the “Letter Agreement”). Mr. Keenan will receive an annual salary of $375,000 and will be eligible for a target annual bonus of $450,000 (payable in cash and/or equity). The foregoing description of the Letter Agreement is qualified in its entirety by reference to the copy of the Letter Agreement filed as Exhibit 10.1 hereto.

Mr. Keenan, age 36, has served as the Company’s Chief Accounting Officer since 2024 and the Company’s principal accounting officer since 2025. Mr. Keenan previously served as the Company’s Director, Global Lead of Accounting Policy and SEC Reporting since 2022. Prior to joining the Company, Mr. Keenan served in key finance and accounting positions at Aflac Global Investments from October 2020 through March 2022. Mr. Keenan is a Certified Public Accountant and holds degrees in Accounting and Finance from Villanova University.

No family relationship exists between Mr. Keenan and any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer. There are no arrangements or understandings between Mr. Keenan and any other person pursuant to which Mr. Keenan was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Keenan had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On June 25, 2026, the Company issued a press release announcing the departure of Mr. Harrington and the appointment of Mr. Keenan as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated June 25, 2026.

10.1	Letter Agreement, dated June 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026	ALTI GLOBAL, INC.
(Registrant)

/s/ Colleen Graham

Name: Colleen Graham
Title: Chief Legal, Compliance & Risk Officer